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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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
                                                    STATE OR OTHER JURISDICTION OF             NAMES UNDER WHICH
 SUBSIDIARY                                         INCORPORATION OR ORGANIZATION           SUBSIDIARY DOES BUSINESS
 ----------                                         -----------------------------           ------------------------
 Bingo Press & Specialty Limited                           Ontario, Canada                      Bazaar & Novelty

 Video King Gaming Systems, Inc.                               Colorado                            Video King

 Stuart Entertainment, S.A. de C.V.                             Mexico

 Stuart Entertainment, Ltd.                                       UK

 Stuart Entertainment do Brazil, Ltda.                          Brazil

 S.E. Michigan, Inc.                                           Michigan

 S.E. International, Inc.                                        Iowa

 Stuart Manufacturing, Inc.                                   Louisiana
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